EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on S-8 (No. 333-58135, No. 333-43047 and No. 333-103528) pertaining to the 401(k) Retirement Savings Plan of Sinclair Broadcast Group, Inc, of our report dated June 19, 2009, with respect to the financial statements of the Sinclair Broadcast Group, Inc. 401(k) Retirement Savings Plan for the plan year ended December 31, 2008, which appears in this Form 11-K.

/s/ Reznick Group, P.C.

Baltimore, Maryland

June 19, 2009